UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 22, 2007

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

A. The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate requests—HECO—2005 test year rate case and 2007 test year rate case,” and Note 5 of HECO’s “Notes to Consolidated Financial Statements” under “East Oahu Transmission Project (EOTP),” which are incorporated herein by reference to pages 51 to 52 and pages 24 to 25, respectively, of HEI’s and HECO’s Form 10-Q for the quarter ended June 30, 2007 and HEI’s and HECO’s Form 8-K dated September 6, 2007 (filed on September 12, 2007):

HECO 2007 test year rate case

In a rate case, the Public Utilities Commission of the State of Hawaii (PUC) may grant an interim rate increase (subject to refund with interest pending the final outcome of the rate case) if the PUC determines that the public utility is probably entitled to an increase in its rates. On October 22, 2007, the PUC issued an interim Decision and Order (D&O) granting HECO an increase of $69.997 million in annual revenues, or 4.96% over revenues currently in effect. If the amount collected pursuant to the interim rate increase exceeds the amount of the increase ultimately approved in the final D&O, then the excess would have to be refunded to HECO’s ratepayers, with interest.

The interim increase is based on the settlement agreement (executed and filed on September 6, 2007 by HECO, the Consumer Advocate and the Department of Defense (DOD)), which included, as a negotiated compromise of the parties’ respective positions, a return on average common equity of 10.7% (and an 8.62% return on average rate base of $1.158 billion). In the interim D&O, the PUC also approved on an interim basis the adoption of a pension tracking mechanism HECO proposed and the Consumer Advocate and the DOD accepted as part of the settlement agreement. The pension tracking mechanism is intended to smooth the impact to ratepayers of potential fluctuations in pension costs. Under this tracking mechanism, HECO recognizes its actuarially calculated net periodic pension cost for ratemaking purposes. HECO is also required to fund only the minimum level required under the law until the existing pension asset is reduced to zero, at which time HECO would make contributions to the pension trust in the amount of the actuarially calculated net periodic pension costs that would be allowed without penalty by the tax laws. The issue of whether the pension asset (accumulated contributions to its pension asset in excess of accumulated net periodic pension cost (NPPC)), if any, should be specifically amortized is deferred until HECO’s next rate case proceeding. The pension tracking mechanism requires HECO to create a regulatory asset or regulatory liability, as appropriate, for the difference between the amount of the NPPC included in rates and the actual NPPC recorded. The parties also agreed to a similar tracking mechanism for postretirement benefits other than pensions. The tracking mechanisms allow the reclassification to a regulatory asset of the charge for retirement benefits that would otherwise be recorded in accumulated other comprehensive income.

In the settlement agreement, the parties agreed that the final rates set in HECO’s 2005 test year rate case may impact revenues at current effective rates and at present rates, and the amount of the stipulated interim rate increase will be adjusted to take into account any such changes.

HECO 2005 test year rate case

Previously, on September 27, 2005, the PUC issued an interim D&O authorizing an interim increase in base revenues of $53.3 million, or a net increase of $41 million (after accounting for $12 million for existing energy efficiency programs already being collected which was transferred from a surcharge to base rates).

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On October 25, 2007, the PUC issued an amended proposed final D&O, authorizing an increase of $45.7 million or a net increase of $34 million, in annual revenues, based on a 10.7% return on average common equity (and an 8.66% return on rate base of $1.060 billion). The amended proposed final D&O, if issued in final form, would reverse the portion of the interim D&O related to the inclusion of HECO’s pension asset in rate base, and would require a refund of the revenues associated with that reversal, including interest, retroactive to September 28, 2005 (the date the interim increase became effective). Under state law, if one or more of the Commissioners were not present at the evidentiary hearings in the proceeding, and the decision is adverse to a party in the proceeding, a proposed final D&O is required before a final D&O can be issued. The parties adversely affected by the proposed final D&O have ten days to file exceptions and present arguments to the PUC, before a final D&O is rendered.

In the third quarter of 2007, HECO accrued $15 million (representing amounts recorded under interim rates through September 30, 2007 in excess of the amount in the amended proposed final D&O, with interest) for the potential customer refunds under the amended proposed final D&O, reducing third quarter 2007 net income by $8.3 million.

East Oahu Transmission Project (EOTP)

HECO transmits bulk power to the Honolulu/East Oahu area over two major transmission corridors (Northern and Southern). HECO had originally planned to construct a partial underground/partial overhead 138 kilovolt (kV) line from the Kamoku substation to the Pukele substation, which serves approximately 16% of Oahu’s electrical load, including Waikiki, in order to close the gap between the Southern and Northern corridors and provide a third transmission line to the Pukele substation. In total, this additional transmission capacity would benefit an area that comprises approximately 56% of the power demand on Oahu.

However, in June 2002, an application for a permit which would have allowed construction in the originally planned route through conservation district lands was denied.

HECO continued to believe that the proposed reliability project (the East Oahu Transmission Project) was needed and, in December 2003, filed an application with the PUC requesting approval to commit funds (currently estimated at $69.6 million; see costs incurred below) for a revised EOTP using a 46 kV system.

In October 2007, following the issuance of a proposed D&O in August 2007, the PUC issued its final D&O approving HECO’s request to expend funds for a revised EOTP using a 46 kV system. Consistent with the approval in November 2005, of the stipulation between HECO and the Consumer Advocate, the final D&O does not address the issue as to whether the pre-2003 planning and permitting costs, and related AFUDC, should be included in the project costs and that issue is reserved to, and may be raised in the next HECO rate case (or other proceeding) in which HECO seeks approval to recover the EOTP costs.

Subject to obtaining other construction permits, HECO plans to construct the revised project, none of which is in conservation district lands, in two phases. The first phase is currently projected to be completed in 2010 and the completion date of the second phase is being evaluated.

As of September 30, 2007, the accumulated costs recorded for the EOTP amounted to $32 million, comprised of (i) $12 million of planning and permitting costs incurred prior to 2003, (ii) $5 million of planning and permitting costs incurred after 2002 and (iii) $15 million for AFUDC. At the appropriate juncture, HECO intends to seek recovery of all of these costs in a rate case to be filed.

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B. On October 26, 2007, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. TO WEBCAST AND TELECONFERENCE THIRD QUARTER 2007 EARNINGS ON FRIDAY, NOVEMBER 2, 2007

HONOLULU—Hawaiian Electric Industries, Inc. (NYSE—HE) said today that its third quarter 2007 earnings will be released on Thursday, November 1, 2007, after market close. The Company will also conduct a webcast and teleconference call on Friday, November 2, 2007, at 1:00 p.m. Eastern time. The event can be accessed through HEI’s website at http://www.hei.com or by dialing (800) 435-1261, passcode: 62906597.

An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the teleconference call will also be available approximately two hours after the event through November 16, 2007, by dialing (888) 286-8010, passcode: 62187695.

Representing management will be Constance H. Lau, president and chief executive officer, Hawaiian Electric Industries, Inc., chairman, Hawaiian Electric Company, Inc., and chairman, president and chief executive officer, American Savings Bank, F.S.B.; T. Michael May, president and chief executive officer, Hawaiian Electric Company, Inc.; and Eric K. Yeaman, financial vice president, treasurer and chief financial officer, Hawaiian Electric Industries, Inc.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on year-end asset size.

Forward-Looking Statements

Statements made orally on the above-referenced webcast/conference call may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements made orally on the above-referenced webcast/conference call should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of the above-referenced webcast/conference call.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President (Principal Financial Officer of HECO)
(Principal Financial Officer of HEI)	Date: October 26, 2007
Date: October 26, 2007

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